                                  EXHIBIT 21

                        Subsidiaries of the Registrant
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                                                                      Exhibit 21
                                                                      ----------


                      SUBSIDIARIES OF THE REGISTRANT/(1)/

        Parent                            Subsidiary                Ownership     Organization
- --------------------------  ------------------------------------    ---------   ----------------

ITLA Capital Corporation    Imperial Thrift and Loan Association       100%         California

_______________________________
/(1)/  Upon consummation of the Reorganization.


     The financial statements of the Registrant will be consolidated with those of its subsidiary upon completion of the Reorganization.